                                                                    EXHIBIT 3.50


                                    BYLAWS

                                      OF

                       PINNACLE GAMING DEVELOPMENT CORP.

                                   ARTICLE I

                                    Offices
                                    -------

Section 1.  Offices:
-------------------

     The principal office of the Corporation shall be at Suite 755, 50 South Steele Street, in the City of Denver, County of Denver, State of Colorado, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                  ARTICLE II

                            Shareholders' Meetings
                            ----------------------

Section 1.  Place:
-----------------

     The place of shareholders' meetings shall be the principal office of the Corporation unless some other place either within or without the State of Colorado shall be determined and designated from time to time by the Board of Directors.

Section 2.  Annual Meeting:
--------------------------

     The annual meeting of the shareholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held each year on the last day of November beginning in the year 1994. If the annual meeting of the shareholders be not held, or if held and directors shall not have been elected for any reason, then the election of directors may be held at any meeting of shareholders thereafter called pursuant to these Bylaws and the laws of Colorado.

Section 3.  Special Meetings:
----------------------------

     Special meetings of the shareholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of ten percent or more of all the shares entitled to vote at such meeting, by the giving of notice in writing as hereinafter described.

Section 4.  Voting:
------------------

     At all meetings of shareholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided therein.

     Each shareholder shall have such rights to vote as the Articles of Incorporation provide for each share of stock registered in his name on the books of the Corporation, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date, not to exceed, in any case, fifty days preceding the meeting, for the determination of shareholders entitled to vote. The Secretary of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a Period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting.

Section 5.  Order of Business:
-----------------------------

     The order of business at any meeting of shareholders shall be as follows:

            1.  Calling the meeting to order.

            2.  Calling of roll.

            3.  Proof of notice of meeting.

            4. Report of the Secretary of the stock represented at the meeting and the existence or lack of a quorum.

            5. Reading of minutes of last previous meetings and disposal of any unapproved minutes.6. Reports of officers.

            7.  Reports of committee.

            8.  Election of directors, if appropriate.

            9.  Unfinished business.

            10. New business.

            11. Adjournment.

     To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 6.  Notices:
-------------------

     Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that, if the authorized capital stock is to be increased, at least thirty days' notice shall be given. Notice to shareholders of record, if mailed, shall be deemed delivered as to any shareholder of record when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. If three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 7.  Quorum:
------------------

     A quorum at any annual or special meeting shall consist of the representation in person or by proxy of a majority in number of the shares of outstanding capital stock of the Corporation entitled to vote at such meeting, and the vote of a majority of the quorum shall be the act of the shareholders unless the vote of a greater number, or voting by classes, is required by the Colorado Corporation Code or the Articles of Incorporation. In the event a quorum be not present, the meeting may be adjourned by those present for a period not to exceed sixty days at any one adjournment. The shareholders entitled to vote, present either in person or by proxy at such adjourned meeting, shall, if equal to one-half of the shares entitled to vote at the meeting, constitute a quorum, and the vote of a majority of the quorum shall be the act of the shareholders at such adjourned meeting unless the vote of a greater number, or voting by classes, is required by the Colorado Corporation Code or the Articles of Incorporation.

Section 8.  Action by Shareholders Without a Meeting:
----------------------------------------------------

     Any action required to be or which may be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if one or more written consents setting forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and delivered to the Secretary of the Corporation for inclusion in the corporate records. Such action is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date.

                                  ARTICLE III

                              Board of Directors
                              ------------------

Section 1.  Organization and Powers:
-----------------------------------

     The Board of Directors shall constitute the policy-making or legislative authority of the Corporation. Management of the affairs, property, and business of the Corporation shall be vested in the Board of Directors, which shall consist of not less than three nor more than seven members, who shall be elected at the annual meeting of shareholders by a plurality vote for a term of one year, and shall hold office until their successors are elected and qualify. Directors need not be shareholders of the Corporation nor residents of Colorado. Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited by these Bylaws, the Articles of Incorporation, or the statutes of the State of Colorado, and the enumeration of any power shall not be considered a limitation thereof.

Section 2.  Vacancies:
---------------------

     Any vacancy in the Board of Directors, however caused or created, shall be filled by the affirmative vote of a majority of the remaining directors, though lose than a quorum of the Board, or at a special meeting of the shareholders called for that purpose. The directors elected to fill vacancies shall hold office for the unexpired term and until their successors are elected and qualify.

Section 3.  Regular Meetings:
----------------------------

     A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders or any special meeting of shareholders at which a director or directors shall have been elected. The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

Section 4.  Special Meetings:
----------------------------

     Special Meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be fixed by resolution of the Board of Directors for such purpose, at any time on call of the President or of any member of the Board, or may be held at any time and place without notice, by unanimous written consent of all the members, or with the presence and participation of all members at such meeting.

Section 5.  Notices:
-------------------

     Notices of both regular and special meetings, save when held by unanimous consent or participation, shall be mailed by the Secretary to each member of the Board not less than ten days before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

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Section 6.  Quorum and Manner of Acting:
---------------------------------------

     A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.

Section 7.  Committees:
----------------------

     The Board of Directors may, by resolution of a majority of the full Board, designate two or more directors to constitute an Executive Committee and one or more other committees, each of which shall have and may exercise, to the extent provided in such resolution, all of the authority of the Board of Directors in the management of the Corporation, except that no such committee shall have the authority to declare dividends or distributions; approve or recommend to shareholders actions or proposals required by the Colorado Corporation Code to be approved by shareholders; fill vacancies on the Board of Directors or any committee thereof; amend the Corporation's Bylaws; approve a plan of merger not requiring shareholder approval; reduce earned or capital surplus; authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors pursuant to the Colorado Corporation Code; or authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares.

     Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors, nor a member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in like position would use under similar circumstances.

Section 8.  Action by Directors Without a Meeting:
-------------------------------------------------

     Any action required to be, or which may be, taken at a meeting of the Board of Directors, Executive Committee or other committee of the directors, may be taken without a meeting if one or more written consents setting forth the action so taken is signed by all directors or committee members entitled to vote with respect to the subject matter thereof, and delivered to the Secretary of the Corporation for inclusion in the corporate records. Such action is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date.

Section 9.  Order of Business:
-----------------------------

     The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting by the Board, shall be as follows:

            1.  Reading and disposal of any unapproved minutes.

            2.  Reports of officers and committees.

            3.  Unfinished business.

            4.  New business.

            5.  Adjournment.

     To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 10.  Remuneration:
-------------------------

     No stated salary shall be paid to directors for their services as such, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Members of special or standing committees may be allowed like compensation for attending meetings. Nothing herein contained shall be construed to preclude any director from receiving compensation for serving the Corporation in any other capacity, subject to such resolutions of the Board of Directors as may then govern receipt of such compensation.

                                  ARTICLE IV

                                   Officers
                                   --------

Section 1.  Titles:
------------------

     The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, each of whom shall be elected for one year by the directors at their first meeting following the annual meeting of shareholders. Such officers shall hold office until their successors are elected and qualify. The Board of Directors may from time to time elect or appoint such other officers and assistant officers as it deems necessary, each of whom shall serve during such terms as may be fixed by the Board at a duly held meeting. Any two or more offices may be held by the same person except the offices of President and Secretary.

Section 2.  President:
---------------------

     The President shall preside at all meetings of shareholders and, in the absence of a, or the, Chairman of the Board of Directors, at all meetings of the directors. He shall be generally vested with the power of the chief executive officer of the Corporation and shall countersign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors or required by law. He shall make reports to the Board of Directors and shareholders and shall perform such other duties and services as may be required of him from time to time by the Board of Directors.

Section 3.  Vice President.
--------------------------

     If a Vice President is elected or appointed, or if more than one Vice President is elected, the Vice President bearing the title of "Senior" or Executive" Vice President, or similar title, shall perform all the duties of the President if the President is absent or for any reason is unable to perform his duties and shall have such other duties as the Board of Directors shall authorize or direct.

Section 4.  Secretary:
---------------------

     The Secretary shall issue notices of all meetings of shareholders and directors, shall keep minutes of all such meetings, and shall record all proceedings. He shall have custody and control of the corporate records and books, excluding the books of account, together with the corporate seal. He shall make such reports and perform such other duties as may be consistent with his office or as may be required of him from time to time by the Board of Directors.

Section 5.  Treasurer:
---------------------

     The Treasurer shall have custody of all monies and securities of the Corporation and shall have supervision over the regular books of account. He shall deposit all monies, securities, and other valuable effects of the Corporation in such banks and depositaries as the Board of Directors may designate and shall disburse the funds of the Corporation in payment of just debts and demands against the Corporation, or as they may be ordered by the Board of Directors, shall render such account of his transactions as may be required of him by the President or the Board of Directors from time to time and shall otherwise perform such duties as may be required of him by the Board of Directors.

     The Board of Directors may require the Treasurer to give a bond indemnifying the Corporation against larceny, theft, embezzlement, forgery, misappropriation, or any other act of fraud or dishonesty resulting from his duties as Treasurer of the Corporation, which bond shall be in such amount as appropriate resolution or resolutions of the Board of Directors may require.

Section 6.  Vacancies or Absences:
---------------------------------

     If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these Bylaws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

Section 7.  Compensation:
------------------------

     No officer shall receive any salary or compensation for his services unless and until the Board of Directors authorizes and fixes the amount and terms of such salary or compensation.

                                   ARTICLE V

                                     Stock
                                     -----

Section 1.  Certificates of Shares:
----------------------------------

     Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President (or Vice President if one is appointed) and also by the Secretary or an assistant secretary of the Corporation. The certificates of shares shall be in such form, not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors. All certificates shall be consecutively numbered. Each certificate shall state upon its face that the Corporation is organized under the laws of Colorado; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books, and no certificate shall be valid unless it be signed by the proper officers as set forth above. The seal of the Corporation, or a facsimile thereof, may be affixed to the stock certificates. The signatures of officers as above described on any such certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar both of which may be the Corporation itself or an employee of the Corporation.

Section 2.  New Certificates:
----------------------------

     All certificates surrendered to the Corporation shall be canceled and no new certificate shall be issued, except to evidence transfer of stock from the unissued stock or treasury of the Corporation, or, in the case of a lost certificate, except upon posting a bond of indemnity in such form and with such surety or sureties and for such amount as shall be satisfactory to the directors and upon producing by affidavit or otherwise such evidence of loss or destruction as the Board may require, until the former certificates for the same number of shares have been surrendered and canceled.

Section 3.  Transfer of Shares:
------------------------------

     Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares. The delivery of a certificate of stock of this Corporation to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a written power of attorney to sell, assign, and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title against all persons except the Corporation. No transfer of stock shall be valid against the Corporation until it shall have been registered upon the books of the Corporation.

Section 4.  Closing of Transfer Books or Provisions for Record Date:
-------------------------------------------------------------------

     For purposes or determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of dividends, the stock transfer books may be closed by the Board of Directors for a period not exceeding fifty days prior to such action. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a day not more than fifty days prior to the holding of any such meeting of shareholders, or payment of dividends, as the day as of which shareholders entitled to notice of and to vote at such meeting, or to payment of dividends, as the case may be, shall be determined.

Section 5.  Regulations:
-----------------------

     The Board of Directors shall have power and authority to take all action they deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation. The Board of Directors may appoint a transfer agent and a registrar and may require all stock certificates to bear the signature of such transfer agent or such registrar.

Section 6.  Restrictions on Stock:
---------------------------------

     The Board of Directors may restrict any stock issued by giving the Corporation or any shareholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock, under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the Articles of Incorporation or the laws of the State of Colorado. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the Corporation.

                                  ARTICLE VI

                            Dividends and Finances
                            ----------------------

Section 1.  Dividends:
---------------------

     Dividends may be declared by the directors and paid out of any funds legally available therefor under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the Corporation.

Section 2.  Monies:
------------------

     The monies, securities, and other valuable effects of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

Section 3.  Fiscal Year:
-----------------------

     Unless and until the Board of Directors by resolution shall determine otherwise, the fiscal year shall begin on the last day of the calendar year and end on the first day of the calendar year and the first fiscal period shall end December 31, 1993.

                                  ARTICLE VII

                                     Seal
                                     ----

     The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "SEAL, Colorado," and shall be entrusted in the care of the Secretary or such other officer of the Corporation as the Board of Directors shall designate.

                                 ARTICLE VIII

                                    Notices
                                    -------

Section 1.  Requirements:
------------------------

     Whenever a notice shall be required by the statutes of the State of Colorado or by these Bylaws, such notice may be given in writing by depositing the same in the United States mails in a postpaid, sealed envelope addressed to the person for whom such notice is intended to his or her home or other address, as the same shall appear on the stock transfer books of the Corporation. A waiver of any notice in writing, signed by a shareholder, director, or officer, whether before, at, or after the time stated in such waiver for holding a meeting, shall be deemed the equivalent of duly giving such notice.

Section 2.  Waiver:
------------------

     By attending a meeting, a shareholder: (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.

Section 3.  Ratification:
------------------------

     The ratification or approval in writing of the minutes of any meeting of shareholders, directors, or officers shall have the same force and effect as if the ratifying or approving shareholder, director, or officer were present in person at said meeting.

                                  ARTICLE IX

                                  Amendments
                                  ----------

     Subject to repeal or change by action of the shareholders, or unless the shareholders in amending or repealing a particular bylaw expressly provide that the Board of Directors may not amend or repeal such bylaw, these Bylaws may be altered, amended, or repealed by resolution of a majority of the Board.

                                   ARTICLE X

                                Indemnification
                                ---------------

Section 1.  Definitions:
------------------------

     For purposes of this Article X, the following terms shall have the meanings set forth below:

            (a) "Corporation" includes the Corporation and any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

            (b) "Director" means an individual who is or was a director of the Corporation and an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

            (c)  "Expenses" includes attorney fees.

            (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

            (e) "Official capacity," when used with respect to a director, means the office of director in the Corporation, and, when used with respect to an individual other than a director, means the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.

            (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

            (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 2.  Permissive Indemnification:
---------------------------------------

            (a) Except as provided in paragraph (d) of this Section 2, the Corporation may indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he is or was a director if: (i) he conducted himself in good faith; (ii) he reasonably believed:
     (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interests; or (B) in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

            (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (B) of subparagraph (ii) of paragraph (a) of this Section 2. A director's conduct with respect to an employee benefit plan for a purpose that he did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (i) of paragraph (a) of this Section 2.

            (c) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section 2.

            (d) The Corporation may not indemnify a director under this Section 2 either: (i) in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or (ii) in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

            (e) Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 3.  Mandatory Indemnification:
--------------------------------------

     Unless limited by the Articles of Incorporation, the Corporation shall be required to indemnify a person who is or was a director of the Corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

Section 4.  Court-Ordered Indemnification:
------------------------------------------

     Unless limited by the Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

            (a) If it determines the director is entitled to mandatory indemnification under Section 3, the court shall order indemnification, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

            (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in paragraph (a) of
     Section 2 or was adjudged liable in the circumstances described in paragraph (d) of Section 2, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in paragraph (d) of Section 2 is limited to reasonable expenses incurred.

Section 5.  Determination:
--------------------------
            (a) The Corporation may not indemnify a director under Section 2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in paragraph (a) of
     Section 2.

            (b) The determination required to be made by paragraph (a) of this
     Section 5 shall be made: (i) by the Board of Directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or (ii) if a quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

            (c) If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section 5, or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) of this Section 5 shall be made: (i) by independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in subparagraph
     (i) or (ii) of paragraph (b) of this Section 5 or, if a quorum of the full Board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board; or
     (ii) by the shareholders.

            (d) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

Section 6.  Payment In Advance:
-------------------------------

            (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to the proceeding in advance of the final disposition of the proceeding if: (i) the director furnishes the Corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in subparagraph (i) of paragraph (a) of
     Section 2; (ii) the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 6.

            (b) The undertaking required by subparagraph (ii) of paragraph (a) of this Section 6 shall be an unlimited general obligation of director, but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 7.  Indemnification of Officers, Employees and Agents:
--------------------------------------------------------------

     Unless limited by the Articles of Incorporation:

            (a) An officer of the Corporation who is not a director is entitled to mandatory indemnification pursuant to Section 3 of this Article X and is entitled to apply for court-ordered indemnification pursuant to Section 4 of this Article X in each case to the same extent as a director;

            (b) The Corporation may indemnify and advance expenses pursuant to
     Section 6 of this Article X to an officer, employee, or agent of the Corporation who is not a director to the same extent as a director; and

            (c) The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation who is not a director to a greater extent if consistent with law and if provided for by its Articles of Incorporation, Bylaws, resolution of its shareholders or directors, or in a contract.

Section 8.  Insurance:
----------------------

     The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the Corporation and who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

Section 9.  Notice to Shareholders:
-----------------------------------

     Any indemnification of or advance of expenses to a director in accordance with this Article X, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

                                  CERTIFICATE
                                  -----------

     I do hereby certify that I was Secretary of the Corporation on December 2, 1993, the date that Action by Unanimous Written Consent was taken, and I do hereby certify that the above and foregoing Bylaws were duly adopted as the Bylaws of said Corporation by such Action by Unanimous Consent.


                                      /s/  Norbert Teufelberger
                                     -------------------------------------

     (SEAL)